UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A12G

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

AFFORDABLE GREEN HOMES INTERNATIONAL,INC.

(Exact name or registrant as specified in its charter)

Nevada	87-0785410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Vella Street, Suite G, Palm Springs, CA 92264
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-144765

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Common

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, filed with the Commission on July 23, 2007 (Commission File Number 333-144765) is incorporated by reference herein.

Item 2.  Exhibits.

Number	Description
3.1	Certificate of Incorporation.(1)
3.2	Certificate of Amendment(1)
3.2	Bylaws.(1)
5.1	Consent and Opinion re: Legality.(1)
23.1	Consent of Accountant(1)

(1) Filed as an Exhibit to the Company's Registration Statement on Form SB-2 filed with the SEC on July 23, 2007 and incorporated herein by this reference.

SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AFFORDABLE GREEN HOMES, INC.
(Registrant)

Date: December 4, 2007	By:	/s/ John Jones
Principal Executive Officer